SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             Bell Microproducts Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


                             Bell Microproducts Inc.
--------------------------------------------------------------------------------
                   (Name of person(s) filing proxy statement)


Payment of Filing Fee (Check the appropriate box):

[X ]  No fee required.
[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1) Title of each class of securities to which  transaction  applies:  N/A
      (2) Aggregate number of securities to which transaction  applies:  N/A
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
      (4) Proposed maximum aggregate value of transaction:  N/A
      (5) Total fee paid:                    N/A
[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:  N/A
      (2) Form, Schedule, or Registration Statement No.:  N/A
      (3) Filing Party:  N/A
      (4) Date Filed: N/A

                             BELL MICROPRODUCTS INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 1997

TO THE SHAREHOLDERS OF BELL MICROPRODUCTS INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bell Microproducts Inc., a California corporation (the "Company"), will be held on Wednesday, May 21, 1997, at 1:00 p.m., local time, at the offices of the Company, 1941 Ringwood Avenue, San Jose, California 95131 for the following purposes:

      1. To elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified.

      2. To approve an amendment to the Company's 1988 Incentive Stock Plan to increase the number of shares of Common Stock available for grant under the plan by 300,000 shares.

      3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year 1997.

      4. To transact such other business as may properly come before the meeting and at any and all continuations or adjournments thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only shareholders of record at the close of business on April 3, 1997 are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof.

                                        By Order of the Board of Directors



                                        /s/ Remo Canessa
                                        Chief Financial Officer
San Jose, California
April 17, 1997


                             YOUR VOTE IS IMPORTANT

   ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. RETURNING YOUR PROXY WILL HELP THE COMPANY ENSURE A QUORUM AND AVOID THE ADDITIONAL EXPENSE OF DUPLICATE PROXY SOLICITATIONS. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED THE PROXY.

                             BELL MICROPRODUCTS INC.
                              1941 RINGWOOD AVENUE
                           SAN JOSE, CALIFORNIA 95131
                             ----------------------
           PROXY STATEMENT FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
                             ----------------------
                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed proxy is solicited on behalf of the Board of Directors of Bell Microproducts Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held on Wednesday, May 21, 1997, at 1:00 p.m., local time (the "Annual Meeting"), and at any and all continuations or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of the Company, 1941 Ringwood Avenue, San Jose, California 95131. The telephone number at this address is (408) 451-9400.

   These proxy solicitation materials were mailed on or about April 17, 1997 to all shareholders entitled to vote at the Annual Meeting.

PURPOSES OF THE ANNUAL MEETING

   The purposes of the Annual Meeting are to (1) elect five directors to serve for the ensuing year and until their successors are duly elected and qualified,
(2) approve an amendment to the Company's 1988 Incentive Stock Plan to increase the number of shares of Common Stock available for grant thereunder by 300,000 shares, (3) ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year 1997, and (4) transact such other business as may properly come before the meeting and at any and all continuations or adjournments thereof.

RECORD DATE AND SHARE OWNERSHIP

   Only shareholders of record at the close of business on April 3, 1997 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 8,523,966 shares of Common Stock. For information regarding holders of more than 5% of the outstanding Common Stock, see "Share Ownership of Directors, Officers and Certain Beneficial Owners." The closing price of the Company's Common Stock on the Record Date, as reported by the Nasdaq National Market, was $11.75 per share.

REVOCABILITY OF PROXIES

   Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company at the Company's principal executive office, 1941 Ringwood Avenue, San Jose, California 95131, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

   Each shareholder voting for the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote, or distributing the shareholder's votes under the same principle among as many candidates as the shareholder chooses, provided that votes may not be cast for more than five (5) candidates. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

   The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, the Company's directors, officers and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, telegraph or facsimile copy.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "Quorum"). Shares that are voted "For" or "Against" a matter are treated as being present at the meeting for purposes of establishing a Quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment of a stock option plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a Quorum and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a Quorum, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

   Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than December 11, 1997, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

   A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed by the shareholder, the proxy holders will vote the proxies received by them for the Company's nominees named below. All nominees are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                        "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

   The names of the nominees, each of whom is currently a director of the Company, and certain information about them is set forth below, including information furnished by them as to their principal occupation for the last five years, certain other directorships held by them and their ages as of April 17, 1997:


                                                                 DIRECTOR
          NAME           AGE      POSITION WITH THE COMPANY        SINCE
----------------------  ----  --------------------------------- ----------
W. Donald Bell ........  59   President, Chief Executive Officer  1987
                               and Chairman of the Board
Glenn E. Penisten(2) ..  65   Director                            1988
Gordon A. Campbell(1) .  52   Director                            1988
Jon H. Beedle(2) ......  64   Director                            1988
Edward L. Gelbach(1) ..  65   Director                            1993

------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.


   W. Donald Bell has been President, Chief Executive Officer and Chairman of the Board of the Company since its inception in 1987. Mr. Bell has over 30 years of experience in the electronics industry. Mr. Bell was formerly the President of Ducommun, Inc. and its subsidiary, Kierulff Electronics, Inc. as well as Electronic Arrays, Inc. He has also held senior management positions at Texas Instruments Incorporated, American Microsystems, Inc. and other electronics companies. He is a director of Control Data Systems, Inc., a systems integration company.

   Glenn E. Penisten has served on the Company's Board of Directors since May 1988. Mr. Penisten is a General Partner of Alpha Venture Partners III, a venture capital fund. Mr. Penisten is a director of IKOS Systems, Inc., a manufacturer of ASIC simulation equipment, Superconductor Technologies, Inc., a developer of products utilizing superconductivity materials, Pinnacle Systems, Inc., a designer and manufacturer of special effects video equipment, and Network Peripherals, Inc., a networking products manufacturing company. Mr. Penisten was Chairman of the American Electronics Association in 1982. From 1976 to 1984, Mr. Penisten was President of American Microsystems, Inc.

   Gordon A. Campbell has served on the Company's Board of Directors since May 1988. Mr. Campbell has served as President of Techfarm, Inc., a company involved in funding and advising start-up companies, since its inception in September
1993. From 1985 to July 1993, Mr. Campbell served as Chairman of the Board, President and Chief Executive Officer of Chips & Technologies, a semiconductor company. From July 1993 to November 1995, Mr. Campbell served as Chairman of the Board of Directors of Chips & Technologies. Mr. Campbell is a director of 3Com Corporation, a data networking company.

   Jon H. Beedle has served on the Company's Board of Directors since July of 1988. Mr. Beedle was the President of In-Stat, a semiconductor market research company, from 1981 to 1995. Mr. Beedle is a director of Microchip Technology Incorporated, a semiconductor equipment manufacturing company.

   Edward L. Gelbach has served on the Company's Board of Directors since March 1993. From 1971 to 1988, Mr. Gelbach was Senior Vice President and a director of Intel, and since 1989 has been a self-employed investor. Mr. Gelbach is also a director of Richey-Cypress Electronics, Inc., an electro-mechanical components distributor, and Etec Systems, Inc., a manufacturer of pattern generation equipment.

VOTE REQUIRED

   The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law.

BOARD MEETINGS AND COMMITTEES

   During the fiscal year ended December 31, 1996 (the "Last Fiscal Year"), the Board of Directors held a total of five meetings. Each of the incumbent directors attended at least 75% of all meetings of the Board of Directors and of the committees, if any, upon which such director served, except Jon H. Beedle, who attended 50% of all meetings of the Board of Directors.

   The Audit Committee, which currently consists of Glenn E. Penisten and Jon H. Beedle, was established to review, in consultation with the independent accountants, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee also recommends the engagement of the Company's independent accountants and reviews other matters relating to the relationship of the Company with its accountants. The Audit Committee met one time during the Last Fiscal Year.

   The Compensation Committee, which currently consists of Gordon A. Campbell and Edward L. Gelbach, was established to review and act on matters relating to compensation levels and benefit plans for key executives of the Company, among other things. The Compensation Committee met three times during the Last Fiscal Year.

   The Board of Directors currently has no nominating committee or a committee performing a similar function.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company.

   Glenn E. Penisten, a director of the Company, is a director of Pinnacle Systems, Inc. ("Pinnacle"). In March 1994, the Company entered into a manufacturing agreement with Pinnacle providing for the performance by the Company's manufacturing division of value-added turnkey services for Pinnacle. The agreement was entered in the ordinary course of business and the Company believes that it has terms no less favorable than reasonably could be expected to be obtained from unaffiliated parties. The agreement term is automatically renewed for successive one year periods unless terminated by either party on ninety days' prior written notice. The Company sold approximately $9,692,000 of services to Pinnacle during 1996 and purchased approximately $350,000 of inventory from Pinnacle in 1996.

   Glenn E. Penisten and Gordon A. Campbell, directors of the Company, are directors of Reply Corporation ("Reply"). In May 1994, the Company entered into a manufacturing agreement with Reply providing for the performance by the Company's manufacturing division of value-added turnkey services for Reply. The agreement was entered in the ordinary course of business and the Company believes that it has terms no less favorable than reasonably could be expected to be obtained from unaffiliated parties. The agreement term is automatically renewed for successive one year periods unless terminated by either party on ninety days' prior written notice. The Company sold approximately $2,594,000 of services to Reply during 1996 and purchased approximately $167,000 of inventory from Reply in 1996.

COMPENSATION OF DIRECTORS

   Directors are reimbursed for their expenses incurred in attending Board meetings and each non-employee director is paid $4,000 for each meeting attended. Non-employee directors participate in the 1993 Director Stock Option Plan (the "Director Plan"). Under the Director Plan, each current non-employee director has been granted a nonstatutory option to purchase 15,000 shares of Common Stock which vests or will vest and become exercisable as to one-third of the shares on each anniversary of its date of grant, based on continued service as a director. Provided that shares are then available under the Director Plan, three years following the grant of the initial option, and each year thereafter so long as a non-employee director continues to serve as a director, each non-employee director will automatically receive a nonstatutory option to purchase an additional 5,000 shares of the Company's Common Stock, which option will vest 100% one year from the date of grant. The exercise price of each option granted under the Director Plan must be equal to 100% of the fair market value of the Common Stock on the date of grant. During the fiscal year ended December 31, 1996, options to purchase 5,000 shares were automatically granted to Directors Glenn E. Penisten, Gordon
A. Campbell, Jon H. Beedle and Edward L. Gelbach in March 1996, which options have a per share exercise price of $7.00 and became fully vested and exercisable on March 15, 1997. Options to purchase 15,000 shares granted to Directors Glenn
E. Penisten, Gordon A. Campbell, Jon H. Beedle and Edward L. Gelbach in 1993 each became fully vested and exercisable on March 15, 1996 and have a per share exercise price of $8.00. Pursuant to the terms of the Director Plan discussed above, on March 17, 1997, Directors Penisten, Campbell, Beedle and Gelbach were each automatically granted options to purchase 5,000 shares of the Company's Common Stock, which options have a per share exercise price of $12.625 and will vest 100% on March 17, 1998 so long as each director continues to serve.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company has entered into a three-year Employment Agreement with W. Donald Bell, its Chairman, President and Chief Executive Officer. The Employment Agreement provides for a minimum base salary of $375,000 per year, participation in all Company annual incentive compensation plans, including the Management Incentive Program, a lump-sum cash incentive payment (the "EPS Enhancement Incentive") based on the Company's annual net earnings per share, payment of premiums for long-term disability insurance, reimbursement for ordinary and necessary travel and other out-of-pocket expenses, and participation in other employee benefit plans and programs. In the event that Mr. Bell's employment is terminated by the Company without cause or in the event of Mr. Bell's involuntary termination, Mr. Bell shall be entitled to receive his salary and benefits through at least the expiration of the initial term of employment, cash payments based on the EPS Enhancement Incentive that Mr. Bell may have earned during the initial term of employment, and full acceleration of unvested stock options and restricted stock awards, subject to certain restrictions. In addition, the Employment Agreement provides for a two-year covenant not to compete with the Company.

   The Company has entered into Management Retention Agreements with W. Donald Bell, Remo E. Canessa, William A. Murphy, Philip M. Roussey and Robert Sturgeon. The Management Retention Agreements have three-year terms, subject to extension in the event their has been a change of control. The Management Retention Agreements provide that in the event the employee's employment terminates within 12 months following a change of control, then the employee is entitled to receive the following severance benefits. If the employee is involuntarily terminated other than for cause, then the employee will receive a cash payment equal to the employee's base salary, continued Company-paid employee benefits for one year from the date of the change of control or until the date that the employee becomes covered under another employer's benefit plans, and full vesting of unvested stock options. In the event that the employee's employment is terminated for any reason either prior to the occurrence of a change of control or after the 12-month period following a change of control, then the employee is entitled only to receive severance and other benefits under established Company severance and benefits plans and practices or pursuant to other agreements with the Company.

                                   PROPOSAL 2
            APPROVAL OF AN AMENDMENT TO THE 1988 INCENTIVE STOCK PLAN

   The 1988 Incentive Stock Plan (the "Stock Plan") was originally adopted by the Board of Directors in 1988 and by the shareholders in 1988, amended and restated in 1993, and approved by the shareholders in 1993. The shareholders also approved amendments to the Stock Plan in 1994 to increase reserved shares thereunder and to limit stock option grants to certain employees in accordance with Section 162(m) of the Internal Revenue Code (the "Code") and amendments in 1995 and 1996 to increase reserved shares thereunder.

PROPOSED AMENDMENT TO THE STOCK PLAN

   In January 1997, the Board of Directors increased the shares reserved for issuance under the Stock Plan by 300,000 shares, bringing the total shares currently reserved for issuance on exercise of outstanding options, plus those shares currently available for grant under the Stock Plan, as of April 3, 1997, to a total of 1,673,281 shares. Proposal 2 seeks shareholder approval of this amendment.

   Stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. Companies like Bell Microproducts Inc. have historically used stock options as an important part of recruitment and retention packages. The Company competes directly with these companies for experienced executives and sales personnel and must be able to offer comparable packages to attract the caliber of individual that the Company believes is necessary to provide the growth that shareholders desire. The Company's growth is partly responsible for the need to increase shares issuable under the Stock Plan. The total number of employees has increased from 462 people as of December 31, 1995 to 650 people as of December 31, 1996.

VOTE REQUIRED

   The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Stock Plan, provided such affirmative vote also constitutes a majority of the Quorum.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

   The essential provisions of the Stock Plan are outlined below.

ADMINISTRATION

   The Stock Plan may be administered by the Board of Directors or a committee designated by the Board, provided that with respect to grants of options to employees who are also officers or directors of the Company, the Stock Plan shall be administered by (i) the Board if the Board may administer the Stock Plan in compliance with Rule 16b-3 with respect to a plan intended to qualify thereunder or (ii) a committee designated by the Board to administer the Stock Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify under Rule 16b-3 as a discretionary plan. The administrators of the Stock Plan are referred to as the "Administrator."

ELIGIBILITY; LIMITS ON GRANTS

   The Stock Plan provides that options and stock purchase rights may be granted to employees and consultants. Incentive stock options may be granted only to employees. The Administrator approves the participants, the time or times at which options and stock purchase rights shall be granted and the number of shares to be subject to each option or stock purchase right. In making such determination, there is taken into account the duties and responsibilities of the employee, the value of the employee's services, his or her present and potential contributions to the success of the Company and other relevant factors.

   The Stock Plan places specific limitations on the discretion allowed to the Administrator in granting options and stock purchase rights to employees. These limitations are intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options and stock purchase rights granted to certain executive officers under the Stock Plan, prior to legislation enacted in August 1993. The limitations provide that no employee shall be granted in any fiscal year of the Company options and stock purchase rights to purchase more than 200,000 shares.

   As of December 31, 1996, there were approximately 650 employees currently eligible to participate in the Stock Plan, and 147 optionees holding outstanding options under the Stock Plan.

TERMS OF OPTIONS

   The terms of options granted under the Stock Plan are determined by the Administrator. Each option is evidenced by a stock option agreement between the Company and the employee or consultant to whom such option is granted and is normally subject to the following additional terms and conditions:

      (a) EXERCISE OF THE OPTION: The Administrator determines when options may be exercisable. Shares subject to an option generally vest over a period of four (4) years and become exercisable at the rate of one-quarter (1/4) of the shares subject to option on each anniversary of the option grant, or for new employees on each anniversary of their date of hire. The Administrator may accelerate the vesting of any outstanding option. The purchase price of the shares purchased upon exercise of any option shall be paid, at the discretion of the Administrator, in cash, check, other shares of Common Stock (with some restrictions), cashless exercise, or other legally permitted consideration.

      (b) EXERCISE PRICE: The exercise price under the Stock Plan is determined by the Administrator, provided that in the case of an incentive stock option, the exercise price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted, and provided further that in the case of an incentive stock option granted to an employee who, at the time of grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the exercise price shall be no less than 110% of the fair market value of the Common Stock on the date the option is granted.

      (c) TERMINATION OF EMPLOYMENT: If the optionee's status as an employee or consultant terminates for any reason other than death or disability, an option under the Stock Plan may be exercised for a period of thirty (30) days (or such other period of time, not exceeding three (3) months, as is determined by the Administrator) after such termination (but in no event later than the date of expiration of the term of the option set forth in the option agreement) and may be exercised only to the extent such option was exercisable and vested on the date of termination.

      (d) DISABILITY OF OPTIONEE: If an optionee should become totally and permanently disabled while employed by the Company, an option may be exercised within three (3) months (or such other period of time, not less than three (3) nor more than twelve (12) months, as is determined by the Administrator) after termination of the employment or consulting relationship due to such disability, but only to the extent such option was exercisable and vested on the date of termination.

      (e) DEATH OF OPTIONEE: If an optionee should die while employed by the Company or within thirty (30) days after termination as an employee or consultant, an option may be exercised at any time within six (6) months (or such other period of time, not less than six (6) nor more than twelve (12) months, as is determined by the Administrator) after the date of death (but in no event later than the date of expiration of the term of the option set forth in the option agreement), but only to the extent such option was exercisable and vested on the date of termination.

      (f) TERMINATION OF OPTIONS: Incentive stock options granted under the Stock Plan expire no later than ten (10) years from the date of grant and nonstatutory stock options granted under the Stock Plan expire as determined by the Administrator. However, in the case of an incentive stock option granted to an employee who, at the time of such grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the option shall not be greater than five (5) years. Under the form of option agreement currently used by the company, options generally expire ten
   (10) years from the date of grant.

      (g) NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS: Options and stock purchase rights are non-transferable by the optionee other than by will or by the laws of descent or distribution and are exercisable during the optionee's lifetime only by the optionee.

      (h) OTHER PROVISIONS: The option agreement or restricted stock purchase agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

TERMS OF STOCK PURCHASE RIGHTS

   The terms of stock purchase rights under the Stock Plan are determined by the Administrator. Each person offered a stock purchase right shall have a period of time during which to accept such offer, not exceeding 60 days from the date of grant. The offer is accepted by execution of a Restricted Stock Purchase Agreement in a form determined by the Administrator. The Restricted Stock Purchase Agreement may include a Company right of repurchase of unvested shares in the event of a purchaser's termination of employment with the Company for any reason (including death or disability). The repurchase price for shares shall be the original price paid for the shares by the purchaser. The right of repurchase shall lapse at such a rate as the Administrator may determine.

   Exercise of a stock purchase right decreases the number of shares available for grant under the Stock Plan by the number of shares as to which the stock purchase right is exercised. Shares repurchased by the Company shall not be available for reissuance under the Stock Plan.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

   In the event any change is made in the Company's capitalization which results from a stock split or payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, appropriate adjustment shall be made in the exercise price and in the number of shares subject to the option or stock purchase right.

   In the event of a proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may in the exercise of its discretion, declare that any option shall terminate as of a fixed date, and may make each option fully vested and exercisable.

   In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the options shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to such assumption or substitution, in which case the Board shall make the option fully vested and exercisable prior to the merger or sale of assets. If the Board makes an option vested and exercisable prior to the merger or sale of assets, the Board shall notify the participant that the option shall be fully vested and exercisable for a period of fifteen days from the date of such notice and the option will terminate upon the expiration of such period.

AMENDMENT AND TERMINATION

   The Board may amend or terminate the Stock Plan from time to time in such respects as the Board may deem advisable; provided that shareholder approval of any amendment shall be obtained to the extent necessary to comply with Rule 16b-3 or with Section 422 of the Code (or any successor statute or rule or other applicable law, rule or regulation, including the requirement of any exchange or quotation system on which the Common Stock of the Company is listed or quoted). The Stock Plan will terminate in 1998, unless terminated earlier by the Board.

CERTAIN FEDERAL INCOME TAX INFORMATION

   The following is a brief summary of the effect of federal income taxation upon the optionee or stock purchase right holder and the Company with respect to the grant and exercise of options and stock purchase rights under the Stock Plan. This summary does not purport to be complete and does not discuss the tax consequences of the optionee's or stock purchase right holder's death or the income tax laws of any municipality, state or foreign country in which an optionee or stock purchase right holder may reside.

   Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

   An optionee who is granted an incentive stock option generally will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair  market  value of the shares at the date of the option  exercise or
(ii) the sale price of the shares. In such event, the Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

   An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured by the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an exercise of a non-statutory option by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon sale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

   Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

   Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of
Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company (i.e., as it "vests"). At such times, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. However, a purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company out of the current compensation of the purchaser. If such current compensation is insufficient to pay the withholding tax, the purchaser will be required to make direct payment to the Company for the tax liability.

PARTICIPATION IN THE STOCK PLAN

   The grant of options and stock purchase rights under the Stock Plan to eligible employees and consultants, including the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the fiscal years ended December 31, 1996, 1995 and 1994 (the "Named Executive Officers"), is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Stock Plan. The following table sets forth additional information with respect to options granted under the Stock Plan during the Last Fiscal Year to all current executive officers as a group and to all other employees. The term of options under the Stock Plan (other than those granted to 10% shareholders, as to which the term is five years from date of grant) is generally ten years from date of grant.


                                                         AVERAGE    % OF TOTAL
                                             OPTIONS    EXERCISE   GRANTS UNDER
             IDENTITY OF GROUP             GRANTED (#) PRICE ($)  THE STOCK PLAN
------------------------------------------ ----------- ---------- --------------
W. Donald Bell ............................  50,000      $6.50      4.43%
Phillip M. Roussey ........................  30,000      $6.50      2.66%
Robert J. Sturgeon ........................  24,000      $6.50      2.13%
Remo E. Canessa ...........................  40,000      $7.03      3.55%
William A. Murphy .........................  70,000      $6.50      6.21%
All Current Executive Officers as a group . 214,000      $6.71        19%
All Other Employees as a group ............ 912,800      $6.98        81%

                                   PROPOSAL 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the financial statements of the Company for the current fiscal year ending December 31, 1997. Price Waterhouse LLP has audited the Company's financial statements annually since 1988. In the event that a majority of the Votes Cast are against the ratification, the Board of Directors will reconsider its selection.

   A representative of Price Waterhouse LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                                OTHER INFORMATION

                   SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND
                            CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock; (ii) each director; (iii) each of the Named Executive
Officers; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices.

                                                                    BENEFICIAL OWNERSHIP
                                                                  ----------------------
                        BENEFICIAL OWNER                             SHARES   PERCENT(1)
---------------------------------------------------------------   ----------- ----------
PNC Bank Corp.(2) ..............................................    582,300      6.8%
 One PNC Plaza
 249 5th Avenue
 Pittsburgh, PA 15222-2707

Travelers Group Inc.(3) ........................................    492,900      5.8%
 388 Greenwich Street
 New York, NY 10013

W. Donald Bell(4) ..............................................    729,348      8.6%
Philip M. Roussey(5) ...........................................    194,612      2.3%
Gordon A. Campbell(6) ..........................................     75,014       *
 c/o Techfarm, Inc.
 404 Tasman Drive
 Sunnyvale, CA 94089

Glenn E. Penisten(7) ...........................................     73,097       *
 Alpha Venture Partners
 545 Middlefield Road, Suite 170
 Menlo Park, CA 94025

Edward L. Gelbach(8) ...........................................     64,439       *

Jon H. Beedle(9) ...............................................     20,000       *
 6537 Jack Rabbit
 Scottsdale, AZ 85253-6901

William A. Murphy(10) ..........................................     17,250       *

Robert J. Sturgeon(11) .........................................     12,770       *

Remo E. Canessa(12) ............................................      7,750       *

All directors and executive officers as a group (9 persons)(13)   1,194,280     13.8%



                                                   (Footnotes on following page)

                                       10

(Footnotes for table on previous page)

-------------
 * Less than 1%

 (1) Based on 8,523,966 shares of common stock outstanding on April 3, 1997.

 (2) Represents shares held as disclosed on Schedule 13G filed on February 14, 1997. PNC Bank Corp., along with its subsidiaries PNC Bancorp, Inc., PNC Bank, National Association, PNC Asset Management Group, Inc. and Provident Capital Management, Inc., reported sole voting power over 567,600 shares and sole dispositive power over 582,300 shares.

 (3) Represents shares held as disclosed on Schedule 13G filed on January 23, 1997. Travelers Group Inc. shares voting and dispositive power with respect to 492,900 shares with its wholly-owned subsidiary, Smith Barney Holding Inc., and shares voting and dispositive power with respect to 492,000 shares with its wholly-owned subsidiary, Smith Barney Mutual Funds Management Inc.

 (4) Represents 724,348 shares held by W. Donald Bell and Lynne F. Bell, Trustees of the Bell Family Trust U/D/T dated April 26, 1991, and excludes 40,000 shares held by Mr. Bell's children. Also includes 5,000 shares subject to stock options exercisable within 60 days after April 3, 1997.

 (5) Includes 177,612 shares held by Philip M. Roussey and Mounawar Roussey, Trustees of the Roussey Family Trust U/D/T dated November 8, 1991. Also includes 17,000 shares subject to stock options exercisable within 60 days after April 3, 1997.

 (6) Includes 6 shares held by Diversified Growth Associates, of which Mr. Campbell is a Limited Partner, and 45 shares held by Diversified Growth Management, of which Mr. Campbell is also a Limited Partner. Also includes 20,000 shares subject to stock options exercisable within 60 days after April 3, 1997.

 (7) Also includes 20,000 shares subject to stock options exercisable within 60 days after April 3, 1997.

 (8) Includes 20,000 shares subject to stock options exercisable within 60 days after April 3, 1997.

 (9) Includes 20,000 shares subject to stock options exercisable within 60 days after April 3, 1997.

(10) Includes 12,250 shares subject to stock options exercisable within 60 days after April 3, 1997.

(11) Includes 12,200 shares subject to stock options exercisable within 60 days after April 3, 1997.

(12) Includes 7,750 shares subject to stock options exercisable within 60 days after April 3, 1997.

(13) See footnotes (4) - (12).

                      REPORT OF THE COMPENSATION COMMITTEE

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee, Messrs. Edward Gelbach and Gordon Campbell, are non-employee directors. Decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board (which did not modify or reject any Compensation Committee decisions during 1996), except for decisions about awards under the Company's Stock Plan, which decisions must be made solely by the Committee in order for the grants under such Stock Plan to satisfy Rule 16b-3.

   Compensation Philosophy and Relationship of Performance. This report reflects the Compensation Committee's executive officer compensation philosophy for the year ended December 31, 1996 as endorsed by the Board of Directors. The resulting actions taken by the Company are shown in the compensation tables supporting this report. The Compensation Committee either approves or recommends to the Board of Directors compensation levels and compensation components for the executive officers. With regard to compensation actions affecting the Chief Executive Officer, all of the non-employee members of the Board of Directors acted as the approving body.

   The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus shareholder value, by aligning the financial interests of the key executives with those of shareholders.

   The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance incentives, benefits (including a car allowance for certain of the Named Executive Officers), and long-term incentive opportunity in the form of stock options and stock ownership. The annual compensation components consist generally of equal or lower base salaries than those of companies within the industry combined with incentive plans based on the Company's financial performance that can result in total compensation generally in line with those at comparable companies. Long-term incentives are tied to stock performance through the use of stock options. The Compensation Committee's position is that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Committee believes this philosophy and structure are in the best interests of the shareholders.

   Executive compensation for fiscal 1996 primarily consisted of base salary and performance incentives paid in the form of cash for such period.

   Annual Incentive Arrangements. The Company has adopted a Management Incentive Program (the "Program") under the Stock Plan which provides annual incentive compensation in the form of stock options to key employees, including the Named Executive Officers, who by the nature of their positions are deemed sufficiently accountable to impact directly the financial results of the Company. The Program is approved by the Compensation Committee, whose members are not eligible to participate in the Program.

   Options granted under the Program typically have a term of ten (10) years and vest as to 10% of the shares each year from the date of grant. If, however, the optionee's division meets annual plan goals established by the Board of Directors for such year, which goals are similar to the performance goals established for annual cash incentive compensation discussed below, then 25% of the shares subject to the option shall vest in each such year.

   In addition to stock options granted under the Program, the Committee believes that key executives should have a significant proportion of total cash compensation subject to specific strategic and financial measurements. At the beginning of each fiscal year, or upon an individual being appointed an executive officer, the Committee sets a target bonus amount for each executive officer expressed as a percentage of the executive's base salary. Performance goals for purposes of determining annual incentive compensation are established, which include net earnings and other strategic and financial measurements. Generally, the target level of net earnings and return on sales percentages is assigned a significantly greater weight than the aggregate weight assigned to all remaining factors. Senior management, including the Named Executive Officers, have the potential to earn significantly higher levels of incentive compensation if the Company exceeds its targets. The target incentive compensation levels established by the Compensation Committee for 1996 expressed as a percentage of base salary for Messrs. Roussey, Sturgeon, Canessa and Murphy were approximately 50%.

   The performance goals established at the beginning of 1996 were based on several strategic and financial measurements including a target level of net earnings and a return on sales percentages goal and attainment of certain other objectives. The earnings goals were assigned a significantly greater weight than the aggregate weight assigned to the remaining factors. Based on the evaluation of the above criteria, the Compensation Committee awarded incentive payments for 1996 at approximately 39% of base salary for each Named Executive Officer.

   Stock Options. The Compensation Committee of the Board of Directors generally determines stock option grants to eligible employees including the Named Executive Officers. The Committee believes that options granted to management reinforce the Committee's philosophy that management compensation should be closely linked with shareholder value. The Stock Plan is more fully described in the section of this Proxy Statement entitled "Proposal 2." Stock options have been granted to approximately 100% of the Company's management and key employees.

   Other Compensation Plans. The Company has adopted certain broad-based employee benefit plans in which all employees, including the Named Executive Officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. Under the Company's Personal Investment Plan (the "401(k) Plan"), which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code, participants, including the Named Executive Officers, can contribute a percentage of their annual compensation. Although the 401(k) Plan allows for the Company to make matching contributions, the Company did not make a matching contribution for participants in 1996. The Company also has adopted the Purchase Plan under Section 423 of the Code, pursuant to which participating employees can purchase the Company's stock at a discount through payroll deductions.

   Stock Option Repricing. In February 1996, the Compensation Committee authorized the reduction of the exercise price under options granted to employees, including executives, which had an exercise price higher than the current market price of the Company's Common Stock at the time of the repricing ($6.50). The options granted to employees were designed to provide incentive to the employees to work to achieve long term success for the Company. The decline in the market price of the Company's Common Stock since the date the options were granted frustrated the purpose of the options and the Committee deemed it to be in the best interests of the Company to allow the reissue of the options to reduce the exercise price to the market price at the time of the reissue. All repriced options are subject to a new four-year vesting period, beginning on the date of reissue.

   Mr. Bell's 1996 Compensation. Compensation for the Chief Executive Officer aligns with the philosophies and practices discussed above for executive officers in general. All compensation determinations and stock option grants to the Chief Executive Officer are reviewed by the Compensation Committee with the Board of Directors. Mr. Bell is not eligible to participate in the Employee Stock Purchase Plan. At the beginning of each fiscal year, the Compensation Committee sets a target bonus amount for the Chief Executive Officer. The target incentive compensation level established for Mr. Bell for 1996, expressed as a percentage of his base salary, was 75%. For 1996, the Chief Executive Officer's performance goals were established based on strategic and financial measurements, including a target level of net earnings. The target level of net earnings was assigned a significantly greater weight than the aggregate weight assigned to the remaining factors. In evaluating Mr. Bell's performance for the purpose of determining his incentive compensation for such period, which included the grant of 50,000 reissued stock options pursuant to the February 7, 1996 repricing, the Compensation Committee considered his leadership and the Company's performance against its financial and strategic objectives. Based on the evaluation, the Compensation Committee decided that Mr. Bell's performance partially met the goals established for him for the fiscal year, and awarded Mr. Bell an incentive payment of 63.6% of his salary. In December 1996, the Company entered into an Employment Agreement with Mr. Bell, which reflects the Company's desire to retain and motivate him with performance-based and long-term incentives. For specific data regarding Mr. Bell's 1996 compensation, see "Executive Compensation--Summary Compensation Table."

                                                  COMPENSATION  COMMITTEE
                                                  Gordon A. Campbell
                                                  Edward L. Gelbach

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

   The following table sets forth the  compensation  paid to the Company's Chief
Executive Officer and the four other most highly paid executive officers during the three fiscal years ended December 31, 1996, 1995 and 1994.


                                                                                  LONG-TERM COMPENSATION
                                                                                          AWARDS
                                                                                --------------------------
                                                                   OTHER ANNUAL  SECURITIES   ALL OTHER
                                     FISCAL                        COMPENSATION  UNDERLYING  COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR   SALARY ($) BONUS ($)      ($)       OPTIONS (#)    (#)
---------------------------------- -------- ---------- --------- -------------- ------------ -------------
W. Donald Bell                      1996     367,692    238,480    3,600 (1)     50,000 (2)   50,581 (4)
 President, Chief Executive         1995     295,477    119,280    3,600 (1)     30,000 (3)   48,791 (4)
 Officer and Chairman of the Board  1994     235,546     84,174    3,600 (1)        --        32,614 (4)

Philip M. Roussey.                  1996     185,462     80,119    3,600 (1)     30,000 (2)     --
 Senior Vice President of           1995     155,984     55,063    3,600 (1)     30,000 (3)     --
 Computer Products Marketing        1994     132,058     46,292    3,600 (1)        --          --

Robert J. Sturgeon                  1996     119,077     49,502       --         24,000 (2)     --
 Vice President of                  1995     113,308     33,930       --         14,000 (3)     --
 Operations                         1994     104,019     36,005       --            --          --

Remo E. Canessa                     1996      90,000     38,157       --         40,000 (2)     --
 Chief Financial Officer, Vice      1995      80,640     24,812       --         10,000 (3)     --
 President of Finance, Corporate    1994      75,000     18,590       --          5,000 (3)     --
 Controller and Secretary

William A. Murphy(5)                1996     190,000     70,475    3,600 (1)     70,000 (2)   85,244 (6)
 Senior Vice President of           1995     109,840     33,250    1,868 (1)     70,000 (3)   19,690 (6)
 Industrial Sales                   1994         --         --        --             --          --

------------
(1) Represents a car allowance paid by the Company.

(2) Includes options to purchase 50,000 shares, 30,000 shares, 14,000 shares, 20,000 shares and 70,000 shares reissued to Messrs. Bell, Roussey, Sturgeon, Canessa and Murphy, respectively, in connection with the option repricing on February 7, 1996.

(3) Represents options that were cancelled and repriced on February 7, 1996 to $6.50 per share.

(4) Consists of premiums paid by the Company on a term life insurance policy (face amount of $1.0 million in 1996), the proceeds of which are payable to the Company and to designated beneficiaries of Mr. Bell.

(5) In June 1995, Mr. Murphy became an employee of the Company at an annual base salary of $190,000.

(6) Represents relocation expenses paid by the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides information with respect to option grants in the Last Fiscal Year to the Named Executive Officers.


                                        INDIVIDUAL GRANTS
                     -----------------------------------------------------    POTENTIAL REALIZABLE
                       NUMBER OF     PERCENT OF                                 VALUE AT ASSUMED
                      SECURITIES   TOTAL OPTIONS                             ANNUAL RATES OF STOCK
                      UNDERLYING    GRANTED TO     EXERCISE OR                 PRICE APPRECIATION
                       OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION    FOR OPTION TERM(2)
                                                                             ----------------------
        NAME          GRANTED(1)    FISCAL YEAR     ($/SHARE)       DATE         5%        10%
-------------------  ----------- --------------- ------------- ------------ ---------- ----------
W. Donald Bell .....   50,000        4.43%           $6.50        2/7/06      $204,391   $517,966
Philip M. Roussey ..   30,000        2.66%           $6.50        2/7/06      $122,635   $310,780
Robert J. Sturgeon .   24,000        2.13%           $6.50        2/7/06      $ 98,108   $248,624
Remo E. Canessa  ...   40,000        3.55%           $6.50-       2/7/01-     $112,084   $267,571
                                                     $8.625       2/7/06
William A. Murphy ..   70,000        6.21%           $6.50        2/7/01-     $205,928   $501,467
                                                                  2/7/06

------------
(1) Represents number of shares granted under stock options that were reissued in connection with the stock option repricing on February 7, 1996. The Company did not grant stock appreciation rights or restricted stock awards in fiscal 1996.

(2) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5 percent and 10 percent from the date of grant through the full 10-year option term, net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION VALUES

   The following table provides information with respect to option exercises in the Last Fiscal Year by the Named Executive Officers. All unexercised options were out-of-the-money at fiscal year end, based on the market value of the Company's stock of $8.875 on December 31, 1996.


                                                                                        VALUE OF
                        SHARES                         TOTAL NUMBER OF                 UNEXERCISED
                      ACQUIRED ON     VALUE        UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTION AT
        NAME         EXERCISE (#)  REALIZED ($)      FISCAL YEAR END(1)              FISCAL YEAR END
-------------------  ------------ ------------ ----------------------------- -----------------------------
                                                 EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                               ------------- --------------- ------------- ---------------
W. Donald Bell .....   --            --             --          50,000            --          $118,750
Philip M. Roussey ..   --            --           12,000        38,000           $16,500      $ 82,250
Robert J. Sturgeon . 5,000         $37,500(2)      7,400        33,600           $10,175      $ 70,200
Remo E. Canessa  ...   --            --             --          40,000            --          $ 73,750
William A. Murphy ..   --            --             --          70,000            --          $166,250

------------
(1) The repriced options replaced options that were cancelled and are no longer exercisable.

(2) Based on a market value of the underlying securities of $8.625 at June 6, 1996 and $8.00 at December 11, 1996.

   The following table summarizes stock options granted to the executive officers of the Company that have been repriced during the past ten fiscal years.

                           TEN-YEAR OPTION REPRICINGS


                                                  NUMBER OF     MARKET
                                                  SECURITIES   PRICE OF    EXERCISE                 LENGTH OF
                                                  UNDERLYING   STOCK AT    PRICE AT      NEW     ORIGINAL OPTION
                                                   OPTIONS      TIME OF     TIME OF    EXERCISE   TERM REMAINING
                                      REPRICING    REPRICED    REPRICING   REPRICING    PRICE       AT DATE OF
                NAME                    DATE         (#)          ($)         ($)        ($)        REPRICING
----------------------------------- ----------- ------------ ----------- ----------- ---------- -----------------
W. Donald Bell .....................   2/7/96      20,000       6.50         8.25        6.50    7 years 156 days
 President, Chief Executive Officer    2/7/96      30,000       6.50         9.625       6.50    9 years 126 days
 and Chairman of the Board

Phillip M. Roussey .................   2/7/96      30,000       6.50         9.625       6.50    9 years 126 days
 Senior Vice President of
 Computer Products Marketing

Robert J. Sturgeon .................   2/7/96      14,000       6.50         9.625       6.50    9 years 126 days
 Vice President of Operations

Remo E. Canessa ....................   2/7/96       5,000       6.50         9.25        6.50    2 years 279 days
 Chief Financial Officer, Vice         2/7/96       5,000       6.50        11.00        6.50    3 years 5 days
 President of Finance, Corporate       2/7/96       5,000       6.50         9.50        6.50    4 years 106 days
 Controller and Secretary              2/7/96       5,000       6.50         9.625       6.50    4 years 126 days

William A. Murphy .................    2/7/96      27,288       6.50         9.6875      6.50    9 years 132 days
 Senior Vice President of              2/7/96      35,000       6.50         9.6875      6.50    4 years 132 days
 Industrial Sales                      2/7/96       7,712       6.50         9.6875      6.50    9 years 132 days

                              PERFORMANCE GRAPH

   The  following  graph shows a  comparison  of  cumulative  total  shareholder return,  calculated on a dividend  reinvested  basis, from the date of the final prospectus for the initial public  offering of the Company's  Common Stock (June
15,  1993)   through  1996  fiscal  year  end   (December  31,  1996)  for  Bell
Microproducts  Inc., the S&P 500 Composite Index (the "S&P 500") and the Pacific
Stock Exchange  Technology Index (the "PSE High Tech Index").  The graph assumes that $100 was  invested in the  Company's  Common  Stock on June 15, 1993 at the
initial public  offering price and in the S&P 500 and the PSE High Tech Index at the closing price on June 15, 1993.  Note that historic stock price  performance is not necessarily  indicative of future stock price performance.  The Company's stock price on December 31, 1996 was $8.875.

The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T

                                                          Total Return Analysis
                                                        -------------------------
                                   6/15/93        12/31/93       12/30/94      12/29/95       12/31/96

Bell Microproducts Inc.              100            102             143           97             118
PSI Hi-Tech Index                    100            112             135          191             230
S&P 500                              100            106             107          148             182


Source: Carl Thompson Associates www.ctaonline.com (303) 494-5472. Data from Bloomberg Financial Markets

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent shareholders file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent shareholders were complied with, except for two late Form 4 filings by Robert J. Sturgeon, resulting in two purchase transactions not being reported on a timely basis, two late Form 4 filings by Philip M. Roussey, resulting in five purchase transactions not being reported on a timely basis, and a late Form 3 filing by William A. Murphy.

                              FINANCIAL STATEMENTS

   The Company's Annual Report to Shareholders for the last fiscal year is being mailed with this proxy statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected financial data and management's discussion and analysis of financial condition and results of operations.

                                  OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


                                              BY ORDER OF THE BOARD OF DIRECTORS



San Jose, California
April 17, 1997

                                   Appendix A

                            1988 Incentive Stock Plan

                            BELL MICROPRODUCTS INC.

                            1988 INCENTIVE STOCK PLAN
                 (As proposed to be amended as of May 21, 1997)



     1. Purposes of the Plan. The purposes of this Incentive Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

        Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement. The Administrator may also grant Stock Purchase Rights under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

        (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "Board" shall mean the Board of Directors of the Company.

        (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (d) "Committee" shall mean a Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

        (e) "Common Stock" shall mean the Common Stock of the Company.

        (f)  "Company"   shall  mean  Bell   Microproducts,   Inc.,   California
corporation.

        (g) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting ser vices and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

        (h) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        (i) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

        (j) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (k) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

        (l) "Option" shall mean a stock option granted pursuant to the Plan.

        (m) "Optioned Stock" shall mean the Common Stock subject to an Option or Stock Purchase Right.

        (n) "Optionee" shall mean an Employee who receives an Option or Stock Purchase Right.

        (o) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (p) "Plan" shall mean this 1988 Incentive Stock Plan.

        (q) "Purchaser" shall mean an Employee or Consultant who exercises a Stock Purchase Right.

        (r) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

        (s) "Stock Purchase Right" shall mean a right, other than an Option, to purchase Common Stock pursuant to the Plan.

        (t) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and/or sold under the Plan is 2,037,670 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. However, any shares sold under the Plan and subsequently repur chased by the Company shall not be available for new issuance pursuant to the Plan.

     4. Administration of the Plan.

        (a) Composition of Administrator.

           (i)  Multiple  Administrative  Bodies.  If  permitted  by Rule  16b-3 promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan ("Rule 16b-3") and by the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws and the Code
(collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

           (ii) Administration With Respect to Directors and Officers Subject to
Section 16(b). With respect to Option or Stock Purchase Right grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

           (iii) Administration With Respect to Other Persons. With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board of (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

        (b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options and Stock Purchase Rights;
(ii) to determine,  upon review of relevant  information  and in accordance with
Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per Share of Options or Stock Purchase Rights to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option or Stock Purchase Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or Stock Pur chase Right; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Stock Purchase Right previ ously granted by the Administrator; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees, Purchasers and any other holders of any Options or Stock Purchase Rights granted under the Plan.

     5. Eligibility.

        (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted only to Employees or Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted additional Options or Stock Purchase Rights, provided that:

           (i) No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 200,000 Shares.

           (ii) The limitation set forth in Section 5(a)(i) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12; and

           (iii) If an Option or Stock Purchase Right is cancelled (other than in connection with a transaction described in Section 12), the cancelled Option or Stock Purchase Right will be counted against the limit set forth in Section 5(a)(i). For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

        (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

        (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (d) The Plan shall not confer upon any Optionee or Purchaser any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Sec tion 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

     7. Term of Option.  The term of each  Incentive  Stock  Option shall be ten
(10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement. The term of each Nonstatutory Stock Option shall be determined by the Administrator.

     8. Exercise Price and Consideration.

        (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Administrator, but shall be subject to the following:

           (i) In the case of any Incentive Stock Option

              (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

              (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

           (ii) In the case of any Nonstatutory Stock Option or Stock Purchase Right granted to any person, the per Share exercise price shall be such price as is determined by the Administrator.

For purposes of this Section 8(a), in the event that an Option is amended to reduce the exercise price, the date of grant of such Option shall thereafter be considered to be the date of such amendment.

        (b) The fair market value shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in The Wall Street Journal (or if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the day of determination, as reported in The Wall Street Journal.

        (c) The consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, includ ing the method of payment, shall be determined by the Administrator and may consist entirely of: (i) cash,
(ii) check, (iii) promissory note, (iv) other shares of Common Stock which (a) either have been owned by the Optionee or Purchaser for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (b) have a fair market value on the date of surrender not greater than the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option or Stock Purchase Right and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (vi) any combination of such methods of payment, or (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

     9. Exercise of Option.

        (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

        An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the
Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonstatutory Stock Option pursuant to
Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option, and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

        Except as provided in Section 3 of the Plan, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within thirty (30) days (or such other period of time, not exceeding three (3) months, as is determined by the Administrator) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within three (3) months (or such other period of time not less than three (3) months nor more than twelve (12) months as is determined by the Administrator) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        (d) Death of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of (i) the death of an Optionee during the term of his
Option, where such Optionee is at the time of his death an Employee or Consultant of the Company and such Optionee shall at the date of death have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, or (ii) the death of an Optionee within thirty (30) days after the termination of such Optionee's Continuous Status as an Employee or Consultant, then the Option may be exercised at any time within six (6) months (or such other period of time not less than six (6) months nor more than twelve (12) months as determined by the Administrator) following the date of death (but in no event later than ten years from the date of grant of the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Option was vested as of the date of termination of employment, and the Optionee was entitled to exercise it at the date of ter mination of employment. To the extent that the Option was not vested or the Optionee was not entitled to exercise the Option, at the date of such termination of employment, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.


     10. Stock Purchase Rights.

        (a) Rights to Purchase. After the Administrator determines that it will offer an Employee or Consultant the right to purchase Shares under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions relating to the offer, including the number of Shares that such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed sixty (60) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        (b) Issuance of Shares. Forthwith after payment therefore, the Shares purchased shall be duly issued; provided, however, that the Administrator may require that the Purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to such purchase.

        (c) Repurchase Agreement and Repurchase Option. Unless the Administrator determines otherwise, and subject to this Plan, a Restricted Stock Purchase Agreement shall govern the purchase of Shares pursuant to a Stock Purchase Right and shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Purchaser and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse at such a rate as the Administrator may determine.

        (d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

        (e) Rights as a Shareholder. A Stock Purchase Right shall be deemed to have been exercised when full payment for the Shares to be purchased thereunder has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or to receive dividends or any other rights as a share holder shall exist with respect to shares, notwithstanding the exercise of a Stock Purchase Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

        (f) Shares Available Under the Plan. Exercise of a Stock Purchase Right in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Stock Purchase Right provisions, by the number of Shares as to which the Stock Purchase Right is exercised. Shares repurchased by the Company pursuant to
Section 10(c) hereof shall not be available for reissuance under the Plan.

     11. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     12. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan pursuant to Section 3, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

        In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board, and give each Optionee the right to exercise his Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor or corporation does not agree to assume the Option or to substitute an equivalent option, in which the case the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the

Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consider ation received by holders of Common Stock in the merger or sale of assets.

     13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the deter mination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.

        (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable;

        (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 of the Exchange Act or with Section 422 of the Code (or any successor statute or rule or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

        (c) Effect of Amendment or Termination. Any such amend ment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such Options and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Board and the Optionee or Purchaser and the Board, which agreement must be in writing and signed by the Optionee or Purchaser and the Company.

     15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Option Agreement. Options shall be evidenced by written option agreements in such form as the Administrator shall approve.

     18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

                                                                      APPENDIX B

PROXY                        BELL MICROPRODUCTS INC.                       PROXY
                       1997 ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The  undersigned   shareholder  of  BELL  MICROPRODUCTS  INC.,  a  California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 17, 1997, and hereby appoints
W. Donald Bell and Remo E. Canessa, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of Bell Microproducts Inc. to be held on May 21, 1997, at 1:00 p.m. local time, at the Company's principal offices, 1941 Ringwood Avenue, San Jose, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

   This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of the specified nominees as directors, FOR the amendment of the Company's 1988 Incentive Stock Plan to increase the number of shares of Common Stock available for grant thereunder by 300,000 shares, and FOR the ratification of the appointment of Price Waterhouse as independent accountants of the Company for the fiscal year 1997 and as said proxies deem advisable on such other matters as may properly come before the meeting ad at any and all continuations and adjournments thereof.

           Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                (Continued and to be signed on the reverse side)

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

                                                                                                                   [X]   Please mark
                                                                                                                          your votes
                                                                                                                           as this
                                                    WITHHOLD
                                        FOR          FOR ALL                                               FOR    AGAINST    ABSTAIN
1. ELECTION OF DIRECTORS                [ ]            [ ]      2. Amendment  to   the   Company's 1988    [ ]      [ ]        [ ]
   (INSTRUCTION: If you wish to                                    Incentive  Stock  Plan  to  increase
   withhold autority to vote for                                   the number of shares of Common Stock
   any individual nominee, strike                                  available  for  grant  thereunder by
   a line through that nominee's                                   300,000.
   name in the list below.)

   Nominees: W. Donald Bell, Glenn E. Penisten,
   Gordon A. Campbell, Jon H. Beedle,
   Edward L. Gelbach.

    ---------------------------------------------               3. Ratification of  the  appointment of    [ ]      [ ]        [ ]
    For all nominees listed above except as noted                  Price   Waterhouse   LLP    as   the
    above.                                                         independent   accountants   of   the
                                                                   Company  for  the  fiscal year 1997.
    I PLAN TO ATTEND THE MEETING              [ ]
                                                                                In their  discretion,  upon  such  other  matter  or
                                                                                matters  which may properly  come before the meeting
                                                                                and any adjournment(s) thereof.

                                                                                Mark here for address change and note at left.


                                                                                (This Proxy should be marked,  dated,  signed by the
                                                                                shareholder(s)  exactly  as  his or her name appears
                                                                                hereon,   and  returned  promptly  in  the  enclosed
                                                                                envelope.  Persons  signing in a fiduciary  capacity
                                                                                should  so  indicate.  If  shares  are held by joint
                                                                                tenants or as community property, both should sign.)


Signature(s):__________________________________________________________________ Dated:________________________________________, 1997

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  PLEASE DATE, SIGN, AND
RETURN THE PROXY PROMPTLY IN THE ENCLOSED, STAMPED ENVELOPE.

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